UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2024

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota 55102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value 2.625% Euro Notes due 2025	ECL ECL 25	New York Stock Exchange, Inc. New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 2, 2024. A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99.1).

At the close of business on March 5, 2024, the record date of the Annual Meeting, Ecolab had 286,097,515 shares of common stock issued and outstanding. At the Annual Meeting, 253,209,670 of the issued and outstanding shares of Ecolab’s common stock were represented in person or by proxy which constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The first proposal voted upon was the election of 12 Directors for a one-year term ending at the annual meeting in 2025. The 12 persons nominated by Ecolab’s board of directors received the following votes and were elected:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Judson B. Althoff	235,442,974	1,127,340	315,077	16,324,279
Shari L. Ballard	233,558,697	3,021,069	305,625	16,324,279
Christophe Beck	219,237,167	15,495,776	2,152,448	16,324,279
Eric M. Green	225,817,475	10,722,873	345,043	16,324,279
Arthur J. Higgins	228,040,856	8,533,238	311,297	16,324,279
Michael Larson	231,803,857	4,780,731	300,803	16,324,279
David W. MacLennan	224,735,704	11,185,684	964,003	16,324,279
Tracy B. McKibben	230,267,692	6,295,147	322,552	16,324,279
Lionel L. Nowell III	223,237,131	13,328,631	319,629	16,324,279
Victoria J. Reich	216,358,299	20,198,369	328,723	16,324,279
Suzanne M. Vautrinot	231,359,649	5,217,143	308,599	16,324,279
John J. Zillmer	178,147,714	58,365,681	371,996	16,324,279

The second proposal was a vote to approve, on an advisory basis, the compensation of the named executives disclosed in the Company’s Proxy Statement. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
210,468,350	23,110,067	3,306,974	16,324,279

The third proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for the year ending December 31, 2024. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
222,994,009	29,982,208	233,453	0

The fourth proposal was a vote to approve a stockholder proposal regarding an independent board chair policy. The proposal received the following votes and was not approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
80,099,938	155,916,952	868,501	16,324,279

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description	Method of Filing

	(99.1)	Ecolab Inc. News Release dated May 2, 2024.	Filed herewith electronically.

	(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 6, 2024	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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